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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)     February 05, 2001
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 Let's Talk Cellular & Wireless, Inc.
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(Exact name of registrant as specified in its charter)


   Florida                             0-23351                65-0292891
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(State or other jurisdiction        (Commission               (IRS Employer
of incorporation)                   File Number)            Identification No.)

 800 Brickell Avenue, Suite 400, Miami, Florida                  33131
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(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code    (305) 358-8255
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 NOT APPLICABLE
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(Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

                  On February 5, 2001, Let's Talk Cellular & Wireless, Inc. (the "Registrant"), together with its five wholly owned subsidiaries, Telephone Warehouse, Inc., Cellular Warehouse, Inc., Cellular USA, National Cellular, Incorporated and Sosebee Enterprises, Inc. (collectively with the Registrant, the "Company"), filed their proposed Joint Plan of Reorganization (the "Plan") and their proposed Disclosure Statement relating to the Plan (the "Disclosure Statement") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Plan contemplates the sale or disposition of all of the Company's assets and the distribution of the proceeds to the Company's creditors. In that regard, the Company has agreed to sell certain of its assets and associated leases in connection with approximately 200 of its retail locations to Nextel Retail Stores, Inc. (the "Purchaser"), a wholly owned indirect subsidiary of Nextel Communications, Inc., a digital wireless communications provider, for a purchase price of $32 million in cash subject to certain adjustments as set forth in that certain Asset Purchase Agreement dated as of January 31, 2001 by and among the Company and the Purchaser (the "Asset Purchase Agreement"). A press release announcing the Asset Purchase Agreement is attached hereto as Exhibit 99.1. It is anticipated that the remainder of the Company's assets and associated leases will be disposed of in one or more separate transactions. A complete description to the Plan and the transaction between the Company and the Purchaser is contained in the Disclosure Statement. A hearing to approve the Disclosure Statement is scheduled for March 7, 2001 at 9:30 a.m.

                  Pursuant to the Plan, all of the existing equity interests of the Registrant will be canceled and the Registrant will issue common stock to a liquidating trust established for the benefit of the Company's creditors. Additionally, existing equity holders of the Registrant will not receive any distributions under the Plan and will be deemed to have rejected the Plan as provided by section 1126(g) of the Bankruptcy Code.

         (a) Exhibits

                  99.1 Press Release dated February 6, 2001 announcing the execution of the Asset Purchase Agreement with a subsidiary of Nextel Communications, Inc.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LET'S TALK CELLULAR & WIRELESS, INC.



Date  February 15, 2001                   /s/ Brett Beveridge
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                                          Brett Beveridge
                                          President and Chief Executive Officer






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